Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of SWAV Enterprises Ltd. for the quarter ended September 30, 2009, I, Sandy J. Masselli, Jr., Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 23, 2009	/s/ Sandy J. Masselli, Jr.
Sandy J. Masselli, Jr.
Chief Executive Officer and Director
Principal Executive Officer and Principal Financial/Accounting Officer